Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-61846 of Allstate Life Insurance Company of New York (the "Company") on Form S-3 of our report dated February 20, 2002 relating to the financial statements and the related financial statement schedules of the Company appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2001, to its use in the Statements of Additional Information (which are incorporated by reference in the Prospectuses of the Company), which are part of Registration Statement No. 33-65381 and No. 333-94785 of Allstate Life of New York Separate Account A (the "Account"), to the use of our report dated March 8, 2002 relating to the financial statements of the Account also appearing in such Statements of Additional Information and to the references to us under the heading "Experts" in such Prospectuses and Statements of Additional Information.




/s/ Deloitte & Touche LLP
Chicago, Illinois
April 22, 2002

Exhibit 23(b)



                                   JordenBurt
                       1025 Thomas Jefferson Street, N.W.
                                 Suite 400 EAST
                          Washington, D.C. 20007-0805
                                 (202) 965-8100
                           TELECOPIER: (202) 965-8104
                           HTTP://WWW.JORDENBURT.COM


Christopher S. Petito                                    202-965-8152



                                 April 17, 2002




Allstate Life Insurance Company of New York
One Allstate Drive
P.O. Box 9095
Farmingville, New York 11738

         Re:      Registration Statement on Form S-3
                  Post-Effective Amendment No. 1
                  (File Nos. 333-61846)

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the referenced Post-Effective Amendment to the Registration Statement on Form S-3 of Allstate Life Insurance Company of New York. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            Jorden Burt LLP



                                            By: /s/ CHRISTOPHER S. PETITO
                                               Christopher S. Petito

Exhibit 23(c)

                              BRICKER & ECKLER LLP
                             100 South Third Street
                            COLUMBUS, OHIO 43215-4291

                            TELEPHONE (614) 227-2300


                                                  April 16, 2002






Allstate Life Insurance Company of New York
One Allstate Drive
Farmingville, New York  11738


         Re:    Post-Effective Amendment No. 1
                Form S-3 Registration Statement
                Under the Securities Act of 1933
                File No. 333-61846

         We hereby consent to the filing of this letter as an exhibit to the above-referenced Post-Effective Amendment and to the reference to our firm under the caption "Legal Matters" in the prospectuses incorporated by reference in the Form S-3 Registration Statement for fixed account interests under flexible premium deferred fixed and variable annuity contracts, to be issued by the Company, through its general account and its Allstate Life of New York Separate Account A.

                                                     Sincerely,

                                                     /S/ BRICKER & ECKLER LLP

                                                     Bricker & Eckler LLP


Columbus, Ohio